Exhibit 10.7

CONSULTING AGREEMENT

This Agreement is made this August 1, 2012, by and between Privileged World Travel Club, Inc. (the "Company"), a corporation organized and existing under the laws of the state of Delaware and Michelle Lu ("Consultant"), an Independent Consultant with offices at

10809 Garden Mist Drive, Suite

2055, Las Vegas, NV 89135.

WHEREAS, the Company desires that the Consultant provide consulting services and assistance to the Company in the area of Marketing using his knowledge and expertise; and

WHEREAS, the Consultant desires to provide such expertise, advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1. Consulting Services

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains Michelle Lu as a consultant and technical advisor to perform the consulting services specifically concerning the handling of the UCST Note holders and Beneficiaries of the UCST Business Trust (reviewing, brainstorming on travel packages and website content as well as design and introductions to other parties in the industry), hereafter referred to as the "Services", These services may be amended in writing from time to time, and Consultant agrees, subject to the terms and conditions of this Agreement, render such Services.

2. Compensation and reimbursement.

In consideration of the services to be provided by Consultant to the Company hereunder, the Company shall issue 750,000 shares of Privileged World Travel Club, Inc., in lieu of any cash compensation. In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services. To obtain reimbursement, Consultant shall submit to the President of the Company, or his or her designee, an invoice describing services rendered and expenses incurred under this agreement. Company shall provide any documentation requirements and any travel policy restrictions to consultant in writing in advance. The Company shall pay to Consultant invoiced amounts within thirty (30) days from the date of the invoice. Company will accommodate Consultant's request to arrange, at Company's expense, for all of Consultant's travel and accommodations to connection with such meetings.

3. Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employment relationship. The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments, and that income tax withholding is Consultant's responsibility. The Company shall issue at the end of each fiscal year a form 1099 addressing all the payments made to Consultant during that year. In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party.

4. Term

(a) This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, or unless extended by mutual agreement of both parties.

(b) This Agreement may be terminated by either party, with or without cause, by advising the other party in writing.

5. Other Agreements

(a) Any notice or other communication  by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), or transmitted by facsimile or e-mail as follows:

If to Consultant:

Michelle Lu

10809 Garden Mist Drive, Suite 2055

Las Vegas, NV 89135

E-mail: michellelu2055@hotmail.com

If to the Company:

Gregory Lykiardopou los Chief Executive Officer

Privileged World Travel Club, Inc.

1 Blackfield Drive

Tiburon, California 94920

E-mail: gregoryl@privilegedtravelling.com

IN WITNESS WHEREOF, the parties have executed this Agreement as indicated below.

Consultant:

Signature:  /s/ Michelle Lu

Name: Michelle Lu

Company:

Privileged World Travel Club, Inc.

By:  /s/ Gregory Lykiardopoulos

Name: Gregory Lykiardopoulos

Title: Chairman, CEO, CFO